Exhibit 99.2

Media Contact: Joan Palm
U.S. Telephone: 651.310.2685
E-mail: joan.palm@stpaul.com

Investor Contact: Laura Gagnon
U.S. Telephone: 651.310.7696
E-mail: laura.gagnon@stpaul.com

FOR IMMEDIATE RELEASE

The St. Paul Companies Declares Special Dividend

      SAINT PAUL, Minn., March 19, 2004 - The St. Paul Companies (NYSE: SPC) announced today the declaration of a dividend of $0.21 per share to be paid in cash on May 14, 2004, to record holders of The St. Paul’s common stock as of the close of business on March 26, 2004. This dividend is conditioned upon and subject to the combination of The St. Paul and Travelers Property Casualty Corp. (the “Travelers Merger”) occurring on or before April 26, 2004.

About The St. Paul Companies

      The St. Paul Companies is headquartered in Saint Paul, Minnesota, and provides commercial property-liability insurance and asset management services. The St. Paul reported 2003 revenue of $8.85 billion and total assets of $39.56 billion. For additional information about The St. Paul see: www.stpaul.com.

Forward-Looking Statements

     This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform act of 1995. All Statements other than statements of historical facts may be forward-looking statements. Many risks and uncertainties may impact the matters addressed in forward-looking statements, and actual results may differ materially from those expressed or implied. For a discussion of the factors that could cause actual results to differ, please see the disclosure under the heading “Forward-Looking Statement Disclosure and Certain Risks” in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission.